                                                                   EXHIBIT 4.3

                        UNITED HEALTHCARE CORPORATION

                      ---------------------------------

                         CERTIFICATE OF DESIGNATIONS
                                     FOR
                  $________ PREFERRED STOCK, SERIES [    ]

       (PURSUANT TO MINNESOTA STATUTES, SECTION 302A.401, SUBD. 3(B))

                      ---------------------------------

     The undersigned, being the [corporate title] of United HealthCare Corporation (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b), does hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Second Restated Articles of Incorporation of the Corporation, the Board of Directors on [specify date], in accordance with Minnesota Statutes,
Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of [number] shares of the Corporation's Preferred Stock, to be designated
as its $________ Preferred Stock, Series [    ]:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Second Restated Articles of Incorporation of the Corporation, the Board of Directors hereby establishes a
series of $_______ Preferred Stock, Series [    ], of the Corporation and hereby
states the designation and number of shares, and fixes the relative rights and preferences, of such series of shares as follows:

                    $_______  PREFERRED STOCK, SERIES [    ]

     SECTION 1.  DESIGNATION; NUMBER OF SHARES.      The shares  of  such
series  shall  be  designated  as "$______ Preferred Stock, Series [    ]" (the
"Series [    ] Preferred Stock"), and the number of shares constituting the
Series [    ] Preferred Stock shall be [number].

     SECTION 2.  PAR VALUE;  NO CUMULATIVE VOTING;  NO PREEMPTIVE RIGHTS.   As
provided in Article 3(a) of the Corporation's Second Restated Articles of
Incorporation, the Series [    ] Preferred Stock shall have a par value of
$0.001 per share.  As provided in Articles 3(d) and 3(e) of the Corporation's
Second Restated Articles of Incorporation, holders of Series [    ] Preferred
Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

     SECTION 3.  RANK.  The Series [    ] Preferred Stock shall rank prior to
all of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding
up of the Corporation, whether voluntary or involuntary.  The Series [    ]
Preferred Stock shall rank on a parity with the Company's 5.75% Series A Convertible Preferred Stock, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     SECTION 4.  DIVIDENDS AND DISTRIBUTIONS.  The holders of shares of Series
[   ] Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $______ per annum per share, and no more. Such dividends shall be fully cumulative, shall accumulate without interest from the date of original issuance of the Series [ ] Preferred Stock and shall be payable quarterly in arrears in cash on each January 1, April 1, July 1 and October 1 commencing [specify first payment date] (provided, that if any such date is a Saturday, Sunday or legal holiday in the place where such dividend is to be paid, then such dividend shall be payable without interest on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors. Such record dates shall be not more than 60 nor less than 10 days preceding the respective dividend payment dates.
The amount of dividends payable per share of Series [   ] Preferred Stock for
each full quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any other period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation
ranking junior as to payment of dividends to the Series [   ] Preferred Stock
(such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all
accumulated and unpaid dividends on the Series [   ] Preferred Stock, including
the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment.

     If at any time any dividend on any capital stock of the Corporation ranking
senior as to payment of dividends to the Series [    ] Preferred Stock (such
capital stock being referred to herein as "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set
apart for payment on the Series [    ] Preferred Stock unless and until all
accumulated and unpaid
dividends with respect to the Senior Dividend Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any capital stock of the Corporation ranking, as to payment of dividends, on a parity with
the Series [    ] Preferred Stock (such capital stock being referred to herein as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on
the Series [    ] Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Series [
] Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full
upon the Series [    ] Preferred Stock and any Parity Dividend Stock, all
dividends paid or declared and set apart for payment upon shares of Series [
] Preferred Stock and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and
set apart for payment per share on the Series [    ] Preferred Stock and the
Parity Dividend Stock shall in all cases bear to each other the same ratio that
accumulated and unpaid dividends per share on the shares of Series [    ]
Preferred Stock and Parity Preferred Stock bear to each other.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
the holders of Series [    ] Preferred Stock shall be entitled to receive out of
the assets of the Corporation an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not
declared, without interest, plus a sum equal to $[         ] per share, and no
more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as
to liquidation rights to the Series [    ] Preferred Stock (such Common
Stock and other capital stock being referred to herein collectively as "Junior Liquidation Stock"); provided, that such rights shall accrue to the
holders of Series [   ] Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series
[    ] Preferred Stock (such capital stock being referred to herein as "Senior
Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of any Senior Liquidation Stock are
fully met shall be distributed ratably among the holders of the Series [   ]
Preferred Stock and any other capital stock of the Corporation which ranks on
a parity as to liquidation rights with the Series [   ] Preferred Stock in
proportion to the respective preferential amounts to which each is entitled
(but only to the extent of such preferential amounts). After payment in full
of the liquidation preference of the shares of the Series [   ] Preferred Stock,
the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

     SECTION 6.  REDEMPTION AT OPTION OF THE CORPORATION.  The Corporation may
not redeem the Series [    ] Preferred Stock prior to January 1, [    ].  The
Corporation, at its option, may, on or after January 1, [    ], redeem at
any time all, or from time to time any portion, of the Series [    ] Preferred
Stock on any date set by the Board of Directors, at the following cash redemption prices per share if redeemed during the periods specified below:

                  Twelve Months
               Beginning January 1,           Redemption Price
               --------------------           ----------------

                   [       ]                    $
                   [       ]                    $
                   [       ]                    $
                   [       ]                    $
                   [       ] and thereafter     $             ,

plus, in each case, an amount per share in cash equal to all dividends on the
Series [    ] Preferred Stock accumulated and unpaid on such share, whether or not declared, to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").

     In case of the redemption of less than all of the then outstanding Series
[   ] Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the
Corporation shall not redeem less than all of the Series [    ] Preferred Stock
at any time outstanding until all dividends accumulated and in arrears upon all
Series [    ] Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series

[    ] Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the stock books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the shares of
Series [    ] Preferred Stock, that accumulated but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accumulate on such shares.

     Any notice which is mailed as herein provided shall be conclusively
presumed to have been duly given, whether or not a holder of the Series [    ]
Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other
shares of Series [    ] Preferred Stock.  On or after the date fixed for
redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price without interest upon surrender of their certificates) shall terminate.

     SECTION 7. SERIES [    ] PREFERRED STOCK NOT REDEEMABLE AT OPTION OF
HOLDERS, EXCHANGEABLE OR CONVERTIBLE; NO SINKING FUND.  The Series [    ]
Preferred Stock shall not be redeemable upon the request of holders thereof or exchangable for other capital stock or indebtedness of the Corporation or other
property.  The Series [    ] Preferred Stock shall not be convertible into other
capital stock of the Corporation.  The Series [    ] Preferred Stock shall not
be subject to the operation of a purchase, retirement or sinking fund.(1)

     SECTION 8.   VOTING RIGHTS.  The holders of Series [    ] Preferred Stock
shall not have any voting rights except as set forth below or as otherwise from time to time


-----------------------
(1) Add appropriate sections if the preferred stock is to be redeemable upon request of holders, exchangeable, convertible, or subject to a sinking fund.

required by law.  Whenever dividends on the Series [    ] Preferred Stock
shall be in arrears in an amount equal to at least six quarterly dividends
(whether or not consecutive), the holders of the Series [    ] Preferred Stock
(voting separately as a single class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are then exercisable) will be entitled to vote for and elect two additional
directors.  Such right of the holders of Series [    ] Preferred Stock to vote
for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of
Series [    ] Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence and to any continuing rights of holders of such Parity Dividend Stock). So long as such right to vote continues, the Secretary of the Corporation shall call, upon the written request of the holders of record of at least 10% of the outstanding
shares of Series [    ] Preferred Stock addressed to him or her at the principal office of the Corporation or, if such a request is not made, upon his or her own motion, a special meeting of the holders of such shares (and of such Parity Dividend Stock, if any) for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 or more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof; provided, that at such annual meeting appropriate provisions are made
to allow the holders of the Series [    ] Preferred Stock (and of such Parity
Dividend Stock, if any) to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority
of the then outstanding shares of Series [    ] Preferred Stock (and of such
Parity Dividend Stock, if any) entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the
Corporation shall be increased by two, and the holders of Series [    ]
Preferred Stock (voting separately as a single class with all such Parity Dividend Stock, if any) shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment). In case of any vacancy occurring among the directors so elected by the holders of Series [ ] Preferred Stock (and of such Parity Dividend Stock, if any), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall
be deemed to have been elected by the holders of Series [    ] Preferred
Stock (and of such Parity Dividend Stock, if any).  If both directors
so elected by the holders of Series [    ] Preferred Stock (and of such Parity
Dividend Stock, if any) shall cease to serve as directors before their terms
shall expire, the holders of Series [    ] Preferred Stock (and of such Parity
Dividend Stock, if any) then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     SECTION 9.  CERTAIN ACTIONS NOT TO BE TAKEN WITHOUT VOTE OF HOLDERS OF
SERIES [    ] PREFERRED STOCK. Without the consent or affirmative vote of the
holders of at least a majority of the outstanding shares of Series [    ]
Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue any shares of any other class or series of capital
stock ranking senior to the Series [    ] Preferred Stock as to dividends or
upon liquidation.  [The affirmative vote or consent of the holders of at least a
majority of the outstanding shares of the Series [    ] Preferred Stock, voting
separately as a class, shall be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation (including any certificate of designations establishing any class or series of Preferred Stock of the Corporation) if the amendment, alteration or repeal adversely affects the rights or preferences of
the Series [    ] Preferred Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any other capital stock of the Corporation ranking on a parity with or junior to
the Series [    ] Preferred Stock shall not be deemed to materially affect such powers, preferences or special rights.](2)

     SECTION 10.  OUTSTANDING SHARES.  For purposes of this Certificate of
Designations, all shares of Series [    ] Preferred Stock shall be deemed
outstanding except for (a) shares of Series [    ] Preferred Stock held of
record or beneficially by the Corporation or any subsidiary of the Corporation, and (b) from the date fixed for redemption pursuant to Section 6, all shares of
Series [    ] Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.(3)

     SECTION 11. STATUS OF SERIES [    ] PREFERRED STOCK UPON RETIREMENT.
Shares of Series [    ] Preferred Stock which are acquired or redeemed by the
Corporation shall


----------------------
(2) Use the bracketed language if stronger protection is desired than is provided by Minnesota Statutes, Section 302A.137.

(3) If shares are exchangeable or convertible, add appropriate references in this paragraph to such events.

return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series.  Upon the acquisition or redemption by the Corporation of all outstanding shares of Series
[    ] Preferred stock, all provisions of this Certificate of Designations shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to Minnesota Statutes, Section 302A.133 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal of all provisions relating to
the Series [    ] Preferred Stock and/or the cancellation of this Certificate of
Designations.(4)

     IN WITNESS WHEREOF, United HealthCare Corporation has caused this certificate to be signed by [name of officer], its [title], this _________ day of ___________________________, 199____.


                                UNITED HEALTHCARE CORPORATION


                                By______________________________________________
                                     [Name of signer]
                                     [Title of signer]



-----------------------------
(4) If shares are exchangeable or convertible, add appropriate references in this paragraph to such events.